EXHIBIT 4.1

















                                TOMMY HILFIGER U.S.A.
                              1992 STOCK INCENTIVE PLAN


                       (Restated to Incorporate All Amendments
                   through October 27, 1997 and the Effects of the
                     December 27, 1994 Two-for-One Stock Split)







         SECTION 1.  PURPOSE; DEFINITIONS.

                   The purpose of the Plan is to give the Company  and  its
         Affiliates a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

                   For purposes of the Plan, the following terms are defined as set forth below:

                   a. "Affiliate" means a corporation or other entity controlled by or in control of the Company and designated by the Committee as such.

                   b. "Award" means a Stock Appreciation Right, Stock Option or Restricted Stock.

                   c.   "Board"   means  the  Board  of  Directors  of  the
         Company.

                   d.   "Cause" has the meaning set forth in Section 5(i).

                   e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                   f.   "Committee"  means  the  Committee  referred  to in
         Section 2.

                   g. "Company" means Tommy Hilfiger U.S.A., Inc., a Delaware corporation.

                   h. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

                   i. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

                   j. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.










                   k. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                   l. "Plan" means the Tommy Hilfiger U.S.A. 1992 Stock Incentive Plan, As Amended, as set forth herein and as hereinafter amended from time to time.

                   m.   "Restricted Stock" means  an  award  granted  under
         Section 7.

                   n. "Retirement" means retirement from active employment under a pension plan of the Company, any subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

                   o. "Stock" means the Ordinary Shares, par value $0.01 per share, of Tommy Hilfiger Corporation, a British Virgin Islands corporation.

                   p. "Stock Appreciation Right" means a right granted under Section 6.

                   q.   "Stock   Option"  means  an  option  granted  under
         Section 5.

                   r. "Termination of Employment" means the termination of the participant's employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate.

                   In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


         SECTION 2.  ADMINISTRATION.

                   The Plan shall be administered by the Compensation Committee of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.












                   The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its subsidiaries and Affiliates.

                   Among  other  things,  the  Committee  shall  have   the
         authority, subject to the terms of the Plan:

                   (a) subject to Section 4, to select the officers, employees and directors to whom Awards may from time to time be granted;

                   (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder;

                   (c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

                   (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

                   (e) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to performance goals and measurements applicable to performance-based Awards pursuant to the terms of the Plan;

                   (f)  to  determine  to  what  extent  and   under   what
         circumstances Stock and other amounts payable with respect to an Award shall be deferred; and

                   (g) to determine under what circumstances a Stock Option may be settled in cash or Stock under Section 5(j).

                   The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.














                   Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.


         SECTION 3.  STOCK SUBJECT TO PLAN.

                   Subject to adjustment as provided herein, the total number of shares of Stock available for grant under the Plan shall be 6,220,000 shares of Stock, less the number of shares of Stock which have been made the subject of an Award under the Tommy Hilfiger (Far East) Limited 1992 Stock Incentive Plan, As Amended. Shares of Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

                   If any shares of Restricted Stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its Staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

                   In    the   event   of   any   merger,   reorganization,
         consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by














         the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.


         SECTION 4.  ELIGIBILITY.

                   Officers, employees and directors of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan. No grant shall be made to Thomas
         J. Hilfiger, Joel J. Horowitz, Silas K.F. Chou, Ronald K.Y. Chao, Lawrence S. Stroll or Edwin H. Lewis, other than the grant to Edwin H. Lewis of one Stock Option to acquire 760,000 shares of Stock.


         SECTION 5.  STOCK OPTIONS.

                   Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types:
         Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

                   The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

                   Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or













         agreements shall be duly executed and delivered by the Company to the participant.

                   Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

                   Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

                   (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant.

                   (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 15 years after the date the Stock Option is granted.

                   (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part,
         based  on  such  factors  as  the  Committee  may  determine.   In
         addition,  the  Committee  may  at  any  time,   in  whole  or  in
         part,   accelerate  the exercisability of any Stock Option.

                   (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

                   The option price of Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement, may also be paid by one or more of the












         following: (i) in the form of unrestricted Stock already owned by the optionee (and, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Stock Option is granted; (ii) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise; or (iii) by a combination thereof, in each case in the manner provided in the option agreement.

                   In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                   If payment of  the  option  exercise  price  of  a  Non-
         Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.

                   No shares of Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 10(a).

                   (e)  Non-transferability of  Stock  Options.   No  Stock
         Option shall be transferable by the optionee other













         than  (i)  by  will  or by the laws of descent and distribution or
         (ii) in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Non-Qualified Stock Option, its alternate payee pursuant to such qualified domestic relations order, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order.

                   (f) Termination by Death. If an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                   (g) Termination by Reason of Disability. If an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of one year (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the













         shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
         Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                   (h) Termination by Reason of Retirement. If an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                   (i) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term if such Termination of Employment of the optionee is without Cause; provided, however, that if the optionee dies within such three-month period, any unexercised Stock
         Option held by such optionee shall notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the














         shorter. In the event of Termination of Employment for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option. Unless otherwise determined by the Committee, for the purposes of the Plan "Cause" shall mean (i) the conviction of the optionee for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the optionee's employment duties or (iii) willful and deliberate failure on the part of the optionee to perform his employment duties in any material respect.

                   (j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which to the Option is being exercised on the effective date of such cash out.


         SECTION 6.  STOCK APPRECIATION RIGHTS.

                   (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

                   A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock
         Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

                   (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as












         shall be determined by the Committee, including the following:

                      (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

                     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                    (iii)    Stock    Appreciation    Rights     shall   be
              transferable   only   to   permitted   transferees   of   the
              underlying Stock Option in accordance with Section 5(e).


         SECTION 7.  RESTRICTED STOCK.

                   (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in
         Section 7(c).

                   The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals of the participant or of the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

                   (b)  Awards and Certificates.  Shares    of   Restricted
         Stock shall be evidenced in such manner as the
















         Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                   "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Tommy Hilfiger U.S.A. 1992 Stock Incentive Plan, As Amended, and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Tommy Hilfiger U.S.A., Inc., 25 West 39th Street, New York, New York 10018."

         The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

                   (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

                        (i)   Subject to the provisions of the Plan and the
              Restricted Stock Agreement referred to in Section 7(c) (vi), during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the participant or of the Company or the subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine.

                        (ii) Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder














             of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 10(f) of the Plan, (1) cash dividends on the shares of Stock that are the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, and (2) dividends payable in Stock shall be paid in the form of Restricted Stock.

                        (iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i) and 7(c) (iv), upon a participant's Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

                        (iv) In the event of Termination of Employment of a participant for any reason (other than for Cause), the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such participants' shares of Restricted Stock.

                        (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

                        (vi)  Each Award  shall  be  confirmed  by,   and  be
             subject to the terms of, a Restricted Stock Agreement.


         SECTION 8.  TERM, AMENDMENT AND TERMINATION.

                   The Plan will terminate on December 31, 2002. Under the Plan, Awards outstanding as of December 31, 2002 shall not be affected or impaired by the termination of the Plan.

                   The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right or

















         Restricted Stock Award theretofore granted without the optionee's or recipient's consent.

                   The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.


         SECTION 9.  UNFUNDED STATUS OF PLAN.

                   It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


         SECTION 10.  GENERAL PROVISIONS.

                   (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                   All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                   (b) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

                   (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company












         or any subsidiary or Affiliate to terminate the employment of any employee at any time.

                   (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

                   (e) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

                   (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under
         Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

                   (g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

                   (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Delaware.


         SECTION 11.  EFFECTIVE DATE OF PLAN.











                   The Plan shall be effective on the date it is approved by the shareholders of the Company.


















































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